Exhibit 99.2

Needham & Company, Inc.

December 12, 2003

Southwall Technologies Inc.

3975 East Bayshore Road

Palo Alto, California 94304

Attn.: Mr. Thomas G. Hood, President

Ladies and Gentlemen:

Reference is made to that certain letter agreement dated November 11, 2003 (as amended by letters dated November 26, 2003 and December 5, 2003, the `Letter Agreement'), between Southwall Technologies Inc. (`Southwall') and Needham & Company, Inc. (`Needham'), with respect to a proposed extension of credit to and equity financing in Southwall by Needham.

Southwall and Needham agree that the Letter Agreement be and hereby is amended to change the date in Section 6 of thereof (`Definitive Agreements') from `December 12, 2003' to `December 19, 2003.' Except to the extent amended hereby, the provisions of the Letter Agreement shall be unaffected hereby and shall continue in full force and effect.

Please indicate your agreement hereto by signing below.

Very truly yours,

Needham & Company, Inc.

By: ________________________________

Name:

Title:

Agreed to and accepted by:

Southwall Technologies Inc.

By: ________________________________

Name:

Title: